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FOR SETTLEMENT PURPOSES ONLY        Privileged and Confidential
----------------------------        Draft:  Oct. 29, 1999
                                    ---------------------------

     THIS AGREEMENT (the "Agreement") dated as of October 29,
1999, is by and among Commercial Federal Corporation
("Commercial Federal"), a Nebraska corporation, and Franklin
Mutual Advisers, LLC ("Franklin"), a Delaware limited liability company.

     WHEREAS, there is currently scheduled for November 16, 1999, the annual meeting of Commercial Federal stockholders (the
"Annual Meeting") to consider, among other things, the election of four individuals to the Commercial Federal Board of Directors; and

     WHEREAS, Commercial Federal has nominated Robert F. Krohn, Robert S. Milligan, Michael P. Glinsky and Sharon G. Marvin to stand for election at the Annual Meeting, and Franklin has nominated J. Thomas Burcham and George R. Zoffinger to stand for election at the Annual Meeting and has designated Matthew P. Wagner as an "alternate nominee"; and

     WHEREAS, a dispute has arisen between Commercial Federal and Franklin regarding the eligibility of Messrs. Burcham and Wagner to be nominated and/or to serve as directors of Commercial Federal if elected, and regarding the validity of a September 28, 1999 amendment to Commercial Federal's by-laws regarding certain management interlocks (the "Amended By-law"), which dispute has resulted in litigation pending in the United States District Court for the District of Nebraska, captioned Commercial Federal Corporation v. Franklin Mutual Advisers, LLC,
------------------------------    -----------------------------
et al., Case No. 8:99 CV 419, and Franklin Mutual Advisers, LLC,
-----                             -----------------------------
et al. v. Commercial Federal Corporation, et al., Case No. 8:99
-----     -------------------------------------
CV 427 (the "Litigation"); and

     WHEREAS, the parties hereto desire to terminate the Litigation, and in connection therewith to agree upon a slate of four nominees to stand for election at the Annual Meeting, as more fully provided for herein;

     NOW THEREFORE, in consideration of the promises and the representations, and warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


     1. Upon execution of this Agreement, Franklin shall withdraw its nomination of Messrs. Burcham and Wagner, shall cease all solicitation efforts on behalf of Messrs. Burcham, Zoffinger, Wagner, or any other person in connection with the Annual Meeting, and shall not vote any proxies which it has solicited in connection with such efforts. Messrs. Burcham and Wagner will not stand for election at the Annual Meeting. Each party shall bear its own solicitation and litigation costs.

     2. Commercial Federal shall nominate for election a slate of four individuals, consisting of George R. Zoffinger, Joseph Whiteside, Robert F. Krohn and Michael P. Glinsky. Commercial Federal shall use all reasonable efforts to cause the election of the foregoing slate of nominees at the Annual Meeting, including without limitation the

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filing of amended proxy materials with the Securities and
Exchange Commission and the distribution of such amended proxy materials to the shareholders. Franklin shall vote all its shares in favor of that slate.

     3. The Amended By-law shall remain in effect.

     4. Promptly following execution of this Agreement, the parties shall issue a press release in the form attached hereto as Exhibit A.

     5. Upon execution of this Agreement, the parties will (i) execute the Litigation Releases in the forms attached hereto as Exhibit B; and (ii) execute and promptly file with the United States District Court for the District in Nebraska the Stipulation and Orders of Dismissal in the forms attached hereto as Exhibit C.

     6. The parties hereto agree and acknowledge that time is of the essence in the performance of this Agreement.

     7. This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Nebraska, without regard to the principles of conflicts of law thereof.

     8. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement, and shall become effective when counterparts have been signed by each party hereto and delivered to each other party. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts, provided receipt of copies of such counterparts is confirmed.

     9. If either Mr. Zoffinger or Mr. Whiteside, or both, are unavailable or unable to stand for election at the Annual Meeting for any reason, Franklin Mutual shall have the right to select a replacement nominee who is mutually acceptable to Commercial Federal and Commercial Federal shall take all action necessary to nominate such replacement nominee at the Annual Meeting.

     10. Commercial Federal represents that it has no present intention of increasing the size of its Board to more than 10 members.

     11. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.


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                            COMMERCIAL FEDERAL CORPORATION


                            /s/ William A. Fitzgerald
                            ______________________________
                            Name:  William A. Fitzgerald
                            Title: Chairman of the Board



                            FRANKLIN MUTUAL ADVISERS, LLC


                            /s/ Dennis J. Block
                            ______________________________
                            Name:  Dennis J. Block
                            Title: Attorney-in-Fact